Exhibit 4.2

COMPENSATION WARRANT

VERSES AI INC.

Class A Subordinate Voting Shares: [NUMBER OF SHARES]	Date: April 28, 2025

THIS COMPENSATION PURCHASE WARRANT (the “Compensation Warrant”) certifies that, for value received, [Name] of [Address] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Original Issue Date”) and on or prior to 4:30 p.m. (Toronto time) on April 28, 2028 (the “Termination Date”), to subscribe for and purchase from VERSES AI Inc., a company existing under the laws of British Columbia, Canada (the “Company”), up to [Number of Shares] Class A Subordinate Voting Shares of the Company (as subject to adjustment hereunder, the “Compensation Shares” or “Class A Subordinate Voting Shares”). The purchase price of one Compensation Share under this Compensation Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions.

Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the agency agreement, dated April 23, 2025, among the Company, A.G.P./Alliance Global Partners, A.G.P. Canada Investments ULC and Clear Street LLC (the “Agreement”).

Section 2. Exercise.

a) Exercise of Compensation Warrant. Exercise of the purchase rights represented by this Compensation Warrant may be made, in whole or in part, at any time or times on or after the Original Issue Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto as Exhibit A (the “Notice of Exercise”). Within the earlier of (i) three (3) days on which the Cboe Canada Exchange (“Cboe”) is open for the transaction of business (each, a “Trading Day”) and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(c)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price (as defined in Section 2(b)(i) herein) for the Compensation Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a bank, unless the cashless exercise procedure specified in Section 2(b)(ii) below is specified in the applicable Notice of Exercise. Notwithstanding anything herein to the contrary, a Holder and the Company may mutually agree to fix an exchange rate such that the Holder may pay the aggregate Exercise Price in U.S. dollars. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Compensation Warrant to the Company until the Holder has purchased all of the Compensation Shares available hereunder and the Compensation Warrant has been exercised in full, in which case, the Holder shall surrender this Compensation Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Compensation Warrant resulting in purchases of a portion of the total number of Compensation Shares available hereunder shall have the effect of lowering the outstanding number of Compensation Shares purchasable hereunder in an amount equal to the applicable number of Compensation Shares purchased. The Holder and the Company shall maintain records showing the number of Compensation Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within two (2) Trading Days of receipt of such notice. The Holder and any assignee, by acceptance of this Compensation Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Compensation Shares hereunder, the number of Compensation Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price.

i. The exercise price per Compensation Share under this Compensation Warrant shall be CAD$4.00, subject to adjustment hereunder (the “Exercise Price”).

ii. If at any time during the term of this Compensation Warrant, there is no effective registration statement under the United States Securities Act of 1933, as amended (the “Securities Act”), registering, or no current prospectus available for, the issuance of the Compensation Shares to the Holder, the Holder may also exercise the Compensation Warrant, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Compensation Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Compensation Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) =	the Exercise Price of this Compensation Warrant, as adjusted hereunder; and

(X) =	the number of Compensation Shares that would be issuable upon exercise of this Compensation Warrant in accordance with the terms of this Compensation Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

As used herein, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) the daily volume weighted average price of the Class A Subordinate Voting Shares for such date (or if no trading occurs on such date, on the nearest preceding date on which trades occurred) on the principal Trading Market on which the Class A Subordinate Voting Shares are then listed or quoted in Canada (b) if the Class A Subordinate Voting Shares are not then listed or quoted on a Trading Market in Canada but are listed or quoted on a Trading Market in the United States, the daily volume weighted average price of the Class A Subordinate Voting Shares for such date (or if no trading occurs on such date, on the nearest preceding date on which trades occurred) on the principal Trading Market on which the Class A Subordinate Voting Shares are then listed or quoted in the United States, converted into Canadian dollars based on the average daily rate of exchange reported by the Bank of Canada for the date of such trades (or, if no rate is reported for such date, the rate so reported for the next preceding date on which a rate was reported), or (c) in all other cases, the fair market value of a Class A Subordinate Voting Share as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Compensation Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. “Trading Market” means any of the following markets or exchanges on which the Class A Subordinate Voting Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the TSX, the TSX Venture Exchange, the Canadian Securities Exchange, the NEO Exchange, the Cboe Canada Exchange (or any successors to any of the foregoing).

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c) Mechanics of Exercise.

i. Delivery of Compensation Shares Upon Exercise. If this Compensation Warrant does not contain any restrictive legends relating to the Securities Act, the Company shall direct the transfer agent, by the date that is the later of (i) the earlier of (X) five (5) Trading Days after the delivery to the Company of the Notice of Exercise and (Y) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise, and (ii) five (5) Trading Days after delivery of the aggregate Exercise Price to the Company, to deliver, on an expedited basis, a direct registration system (“DRS”) statement or share certificate representing the Compensation Shares purchased hereunder to the Holder at the address specified by the Holder in the Notice of Exercise. Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Compensation Shares with respect to which this Compensation Warrant has been exercised, irrespective of the date of delivery of the Compensation Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Compensation Shares as in effect on the date of delivery of the Notice of Exercise.

ii. If at the time this Compensation Warrant is exercised (other than in the case of a cashless exercise in accordance with Section 2(b)), the underlying Compensation Shares to be issued upon exercise of this Compensation Warrant are not registered under the Securities Act pursuant to a registration statement filed with the United States Securities and Exchange Commission (the “Commission”) that has been declared effective by the Commission and continues to be effective at the time this Compensation Warrant is exercised, then the Compensation Shares thereupon issued shall be represented by one or more DRS statements or share certificates imprinted with the legend set forth below (the “U.S. Legend”);

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR U.S. STATE SECURITIES LAWS. BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, THE HOLDER AGREES FOR THE BENEFIT OF VERSES AI INC. (THE “CORPORATION”) THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; OR (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULES 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; OR (C) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS; OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, PROVIDED THAT, IN THE CASE OF TRANSFERS PURSUANT TO (C) ABOVE, THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

provided, however, that the Compensation Shares shall not bear the U.S. Legend if (i) a registration statement covering the issuance of such Compensation Shares is effective and available under the Securities Act, (ii) the Compensation Warrants are exercised on a cashless basis in accordance with Section 2(b), or (iii) such Compensation Shares have been or are being sold pursuant to Rule 144, if available, provided that the Holder provides customary certifications (and if required, a legal opinion to be provided by counsel to the Company at the Company’s expense) to the Company and the Transfer Agent to such effect.

iii. Delivery of New Compensation Warrants Upon Exercise. If this Compensation Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Compensation Warrant certificate, at the time of delivery of the Compensation Shares, deliver to the Holder a new Compensation Warrant evidencing the rights of the Holder to purchase the unpurchased Compensation Shares called for by this Compensation Warrant, which new Compensation Warrant shall in all other respects be identical with this Compensation Warrant.

iv. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Compensation Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

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v. Charges, Taxes and Expenses. Issuance of Compensation Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Compensation Shares, all of which taxes and expenses shall be paid by the Company, and such Compensation Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Compensation Shares are to be issued in a name other than the name of the Holder, this Compensation Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Exhibit B duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all transfer agent fees required for same-day processing of any Notice of Exercise.

vi. Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Compensation Warrant, pursuant to the terms hereof.

d) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Compensation Warrant, and a Holder shall not have the right to exercise any portion of this Compensation Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Compensation Shares beneficially owned by the Holder and its affiliates and Attribution Parties shall include the number of Compensation Shares issuable upon exercise of this Compensation Warrant with respect to which such determination is being made, but shall exclude the number of Compensation Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Compensation Warrant beneficially owned by the Holder or any of its affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Class A Subordinate Voting Shares Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the United States Exchange Act of 1934, as amended (the “Exchange Act”) (as if applicable hereto) and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Compensation Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates and Attribution Parties) and of which portion of this Compensation Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Compensation Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates and Attribution Parties) and of which portion of this Compensation Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Compensation Warrant that are not in compliance with the Beneficial Ownership Limitation (other than to the extent that information on the number of outstanding shares of Class A Subordinate Voting Shares is provided by the Company and relied upon by the Holder). In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Compensation Warrant that are not in compliance with the Beneficial Ownership Limitation (other than to the extent that information on the number of outstanding Class A Subordinate Voting Shares is provided by the Company and relied upon by the Holder). For purposes of this Section 2(d), in determining the number of outstanding Class A Subordinate Voting Shares, a Holder may rely on the number of outstanding Class A Subordinate Voting Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the transfer agent setting forth the number of Class A Subordinate Voting Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of Class A Subordinate Voting Shares then outstanding. In any case, the number of outstanding Class A Subordinate Voting Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Compensation Warrant, by the Holder or its affiliates or Attribution Parties since the date as of which such number of outstanding Class A Subordinate Voting Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Class A Subordinate Voting Shares outstanding immediately after giving effect to the issuance of Compensation Shares issuable upon exercise of this Compensation Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Class A Subordinate Voting Shares outstanding immediately after giving effect to the issuance of Compensation Shares upon exercise of this Compensation Warrant held by the Holder and the provisions of this Section 2(d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Compensation Warrant.

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Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Compensation Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on its Class A Subordinate Voting Shares or any other equity or equity equivalent securities payable in Class A Subordinate Voting Shares (which, for avoidance of doubt, shall not include any Compensation Shares issued by the Company upon exercise of this Compensation Warrant or any other Compensation Warrants), (ii) subdivides outstanding Class A Subordinate Voting Shares into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Class A Subordinate Voting Shares into a smaller number of shares, or (iv) issues by reclassification of the outstanding Class A Subordinate Voting Shares any capital shares of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Class A Subordinate Voting Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Class A Subordinate Voting Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Compensation Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Compensation Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution (provided, that such adjustment shall be reversed if such dividend or distribution is terminated prior to the making thereof) and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Fundamental Transaction. If, at any time while this Compensation Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (or any Subsidiary), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Class A Subordinate Voting Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Class A Subordinate Voting Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Class A Subordinate Voting Shares or any compulsory share exchange pursuant to which the Class A Subordinate Voting Shares is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Class A Subordinate Voting Shares (not including any Class A Subordinate Voting Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Compensation Warrant, the Holder shall have the right to receive, for each Compensation Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(d) on the exercise of this Compensation Warrant), the number of shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional or other consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Compensation Shares for which this Compensation Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(d) on the exercise of this Compensation Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Class A Subordinate Voting Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Class A Subordinate Voting Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Compensation Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Compensation Warrant in accordance with the provisions of this Section 3(b) pursuant to written agreements in form and substance reasonably satisfactory to the Company prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Compensation Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Compensation Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Compensation Shares acquirable and receivable upon exercise of this Compensation Warrant (without regard to any limitations on the exercise of this Compensation Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Class A Subordinate Voting Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Compensation Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Compensation Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Compensation Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Class A Subordinate Voting Share Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Class A Subordinate Voting Shares (the “Purchase Rights”), then the Holder will be entitled to acquire the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Compensation Shares acquirable upon complete exercise of this Compensation Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Class A Subordinate Voting Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Class A Subordinate Voting Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) No Adjustment for Incentive Plan Issuances. Notwithstanding anything in this Section 3, no adjustment shall be made in the acquisition rights attached to the Compensation Warrants if the issue of Class A Subordinate Voting Shares is being made in connection with (a) any share incentive plan or restricted share plan or share purchase plan in force from time to time for directors, officers, employees, consultants or other service providers of the Company; or (b) the satisfaction of existing instruments issued at the date hereof.

e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Class A Subordinate Voting Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Class A Subordinate Voting Shares (excluding treasury shares, if any) issued and outstanding.

f) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Compensation Shares and setting forth a brief statement of the facts requiring such adjustment.

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ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Class A Subordinate Voting Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Class A Subordinate Voting Shares, (C) the Company shall authorize the granting to all holders of the Class A Subordinate Voting Shares rights or warrants to subscribe for or purchase any capital shares of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Class A Subordinate Voting Shares, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Class A Subordinate Voting Shares is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Compensation Warrant Register of the Company, at least five (5) Business Days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Class A Subordinate Voting Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Class A Subordinate Voting Shares of record shall be entitled to exchange their shares of the Class A Subordinate Voting Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Compensation Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice on SEDAR+. The Holder shall remain entitled to exercise this Compensation Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Compensation Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Compensation Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Compensation Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Compensation Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Compensation Warrant or Compensation Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment and shall issue to the assignor a new Compensation Warrant evidencing the portion of this Compensation Warrant not so assigned, and this Compensation Warrant shall promptly be cancelled. The Compensation Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Compensation Shares without having a new Compensation Warrant issued.

b) New Compensation Warrants. This Compensation Warrant may be divided or combined with other Compensation Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Compensation Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Compensation Warrant or Compensation Warrants in exchange for the Compensation Warrant or Compensation Warrants to be divided or combined in accordance with such notice. All Compensation Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Compensation Warrant except as to the number of Compensation Shares issuable pursuant thereto.

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c) Compensation Warrant Register. The Company shall register this Compensation Warrant, upon records to be maintained by the Company for that purpose (the “Compensation Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Compensation Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Compensation Warrant and, upon any exercise hereof, will acquire the Compensation Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Compensation Shares or any part thereof in violation of the Securities Act or any applicable state securities law or Canadian Securities Laws.

Section 5. Miscellaneous.

a) No Rights as Shareholder Until Exercise; No Settlement in Cash. This Compensation Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(c)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive cash payments pursuant to Section 2(c)(i), Section 2(c)(iv) and Section 3(b) herein, in no event shall the Company be required to net cash settle an exercise of this Compensation Warrant.

b) Loss, Theft, Destruction or Mutilation of Compensation Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Compensation Warrant or any share certificate relating to the Compensation Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Compensation Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Compensation Warrant or share certificate, if mutilated, the Company will make and deliver a new Compensation Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Compensation Warrant or share certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

d) Authorized Shares.

The Company covenants that, during the period the Compensation Warrant is outstanding, it will reserve from its authorized and unissued Class A Subordinate Voting Shares a sufficient number of shares to provide for the issuance of the Compensation Shares upon the exercise of the purchase rights under this Compensation Warrant. The Company further covenants that its issuance of this Compensation Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Compensation Shares upon the exercise of the purchase rights under this Compensation Warrant. The Company will take all such reasonable action as may be necessary to assure that such Compensation Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Compensation Shares may be listed. The Company covenants that all Compensation Shares which may be issued upon the exercise of the purchase rights represented by this Compensation Warrant will, upon exercise of the purchase rights represented by this Compensation Warrant and payment for such Compensation Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its notice of articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Compensation Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be reasonably necessary or appropriate to protect the rights of Holder as set forth in this Compensation Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Compensation Shares upon the exercise of this Compensation Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Compensation Warrant.

Before taking any action which would result in an adjustment in the number of Compensation Shares for which this Compensation Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be reasonably necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Compensation Warrant shall be determined in accordance with the provisions of the Agreement.

f) Restrictions. The Holder acknowledges that the Compensation Shares acquired upon the exercise of this Compensation Warrant, if not registered, will have restrictions upon resale imposed by U.S. state and federal securities laws (unless issued pursuant to a cashless exercise in accordance with Section 2(b)).

g) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Compensation Warrant to purchase Compensation Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Compensation Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, may be entitled to specific performance of its rights under this Compensation Warrant.

k) Successors and Assigns. Subject to applicable securities laws, this Compensation Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Compensation Warrant are intended to be for the benefit of any Holder from time to time of this Compensation Warrant and shall be enforceable by the Holder or holder of Compensation Shares.

l) Amendment. This Compensation Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder, provided that any such modification or amendment will be subject to the Company obtaining the prior approval of Cboe, if applicable, thereto.

m) Severability. Wherever possible, each provision of this Compensation Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Compensation Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Compensation Warrant.

n) Headings. The headings used in this Compensation Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Compensation Warrant.

o) Currency. All references to currency herein shall be deemed to refer to Canadian dollars, unless otherwise specified.

p) Execution. This Compensation Warrant certificate may be executed in one or more counterparts, each of which may be delivered by facsimile, by e-mail in PDF, or other legally permissible electronic signature, and each of which will be deemed to be an original, and all of which together will be deemed to be one and the same document.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Compensation Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

VERSES AI INC.

By:
Name:	Kevin Wilson
Title:	Secretary

NOTE: This Warrant certificate may be executed in one or more counterparts, each of which may be delivered by facsimile, by e-mail in PDF, or other legally permissible electronic signature, and each of which will be deemed to be an original, and all of which together will be deemed to be one and the same document.

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EXHIBIT A

NOTICE OF EXERCISE

To:	VERSES AI INC. (the “company”)

The undersigned hereby elects to purchase _______ Compensation Shares of the Company pursuant to the terms of the attached Compensation Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Capitalized terms used herein have the meanings ascribed thereto in the certificate representing the Compensation Warrant to which this Notice of Exercise is attached.

Payment shall take the form of (check applicable box)

☐	In lawful money of Canada; or

☐	In the event there is no effective registration statement registering, or no current prospectus available for, the issuance of the Compensation Shares to the Holder, by the cancellation of such number of Compensation Shares as is necessary, in accordance with the formula set forth in subsection 2(b)(ii) of the Compensation Warrant, to exercise this Compensation Warrant with respect to the maximum number of Compensation Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(b)(ii) of the Compensation Warrant.

The undersigned hereby irrevocably directs that the said Compensation Shares be issued, registered and delivered as follows (one (only) of the following must be checked):

☐	by certificates (please confirm DRS statements or physical certificates); or

☐ DRS Statements	☐ physical certificates

Name(s) in Full and Social Insurance Number(s) (if applicable)	Address(es)	Number of Compensation Shares

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

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EXHIBIT B

ASSIGNMENT FORM

(To assign and transfer the foregoing Compensation Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

Capitalized terms used herein have the meanings ascribed thereto in the certificate representing the Compensation Warrant to which this Assignment Form is attached (the “Compensation Warrant Certificate”).

FOR VALUE RECEIVED, the foregoing Compensation Warrant and all rights evidenced thereby are hereby assigned and transferred to

Name:
(Please Print)
Address:
(Please Print)
Phone Number:
Email Address:

This Compensation Warrant shall only be transferable in accordance with all applicable laws.

Dated: _______________ __, ______
Holder’s Signature:________________________________
Holder’s Address:_________________________________

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